UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2015

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30975	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2015, Transgenomic, Inc. (“Transgenomic”) and ADSTEC Corporation (“ADSTEC”) entered into a binding term sheet, effective as of September 30, 2015 (the “Binding Term Sheet”), to set forth the terms and conditions by which ADSTEC will purchase from Transgenomic certain of the assets constituting, and assume certain of the liabilities related to, Transgenomic’s Genetic Assays and Platforms business segment, including certain inventory of Transgenomic and Transgenomic’s facilities located in Glasgow, Scotland and Irvington, Nebraska, for a purchase price of approximately $300,000, subject to adjustment in certain circumstances (collectively, the “Transaction”).

Transgenomic and ADSTEC anticipate that definitive agreements relating to the Transaction will be entered into prior to October 31, 2015, subject to the required prior consultation with certain Transgenomic employees. The final terms of the Transaction are subject to the negotiation and finalization of the definitive agreements relating to the Transaction, and the material terms of the Transaction may differ from those set forth in the Binding Term Sheet.

The foregoing description of certain terms contained in the Binding Term Sheet does not purport to be complete and is qualified in its entirety by reference to the copy of the Binding Term Sheet that will be filed with Transgenomic’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

Item 8.01. Other Events.

On September 30, 2015, the Company issued the press release attached hereto as Exhibit 99.1 announcing the entry into the Binding Term Sheet.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer

Date: September 30, 2015

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated September 30, 2015.